CUSIP No. 247918105	Page 13 of 13 pages

EXHIBIT A
JOINT REPORTING AGREEMENT
This will confirm the agreement by and among the undersigned that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of ABX Air, Inc. is being filed on behalf of each of the parties named below.

Dated: December 15, 2006

THE PABRAI INVESTMENT FUND II, L.P.

By:	Dalal Street, LLC, Its General Partner

	By:	/s/ Mohnish Pabrai

Mohnish Pabrai, Chief Executive Officer

PABRAI INVESTMENT FUND 3, LTD.

By:	/s/ Mohnish Pabrai

Mohnish Pabrai, President

THE PABRAI INVESTMENT FUND IV, L.P.

By:	Dalal Street, LLC, Its General Partner

	By:	/s/ Mohnish Pabrai

Mohnish Pabrai, Chief Executive Officer

DALAL STREET, LLC

By:	/s/ Mohnish Pabrai

Mohnish Pabrai, Chief Executive Officer

/s/ Harina Kapoor
Harina Kapoor

/s/ Mohnish Pabrai
Mohnish Pabrai